                                                                    EXHIBIT 11.1

                              CALLAWAY GOLF COMPANY
                        COMPUTATION OF EARNINGS PER SHARE


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
                                                        Three months ended March 31,
                                                   -------------------------------------
                                                          1997                  1996
                                                          ----                  ----
                                                   (in thousands, except per share data)
Primary earnings per share computation:
---------------------------------------
    Net Income                                           $24,466               $19,455
                                                         =======               =======

    Weighted average shares outstanding                   68,016                66,082
    Dilutive Options                                       3,747                 3,513
                                                         -------               -------

    Common equivalent shares                              71,763                69,595
                                                         =======               =======

Primary earnings per share:
    Net Income                                              $.34                  $.28
                                                            ====                  ====

Fully diluted earnings per share computation:
---------------------------------------------
    Net Income                                           $24,466               $19,455
                                                         =======               =======

    Weighted average shares outstanding                   68,016                66,082
    Dilutive options                                       3,745                 3,953
                                                       ---------             ---------

    Common equivalent shares                              71,761                70,035
                                                        ========              ========

Fully diluted earnings per share:
    Net Income                                              $.34                  $.28
                                                            ====                  ====
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